Exhibit 10.14

ISRAEL AMPLIFY PROGRAM CORP.

10 E. 53rd Street, Suite 1301, 13th Floor

New York, New York, 10022

[                    ], 2021

RE: Securities Subscription Agreement

Ladies and Gentlemen:

Israel Amplify Program Corp., a Cayman Islands exempted company (the “Company”), is pleased to accept the offer that [                    ], a [●] (the “Subscriber” or “you”), has made to purchase [            ] of the Company’s Class B ordinary shares (the “Purchased Shares”), $0.0001 par value per share (the “Class B Ordinary Shares”), up to [            ] of which are subject to complete or partial forfeiture by you if the underwriter of the Company’s initial public offering (the “IPO”) does not fully exercise its over-allotment option (the “Over-allotment Option”) (such number of Purchased Shares after giving effect to any forfeiture in connection with the Over-allotment Option, the “Total Purchased Shares”). For the purposes of this agreement (this “Agreement”), references to “Ordinary Shares” are to, collectively, the Class B Ordinary Shares and the Company’s Class A ordinary shares, $0.0001 par value per share (the “Class A Ordinary Shares”). Pursuant to the Company’s memorandum and articles of association, as amended from time to time (the “Articles”), Class B Ordinary Shares will convert into Class A Ordinary Shares on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth in the Articles. Unless the context otherwise requires, as used herein, “Purchased Shares” shall be deemed to include any Class A Ordinary Shares issued upon conversion of any Class B Ordinary Shares comprising the Purchased Shares. The terms on which the Company is willing to sell the Purchased Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Purchased Shares, are as follows:

1.    Purchase and Surrender of Purchased Shares. The Company acknowledges receiving $[            ] from the Subscriber in the form of cash and hereby issues the Purchased Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases such Purchased Shares from the Company, [            ] of which are subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Purchased Shares (the “Original Certificate”) and update its register of members accordingly, or record such delivery in book-entry form.

2.    Representations, Warranties and Agreements.

2.1

Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Purchased Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1    No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Purchased Shares.

2.1.2    No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule, regulation, agreement, order, judgment or decree to which the Subscriber is subject, except as in the case of clauses (ii) and (iii) as would not have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated by this Agreement.

2.1.3    Organization and Authority. The Subscriber is a [●], validly existing and in good standing under the laws of [●] and possesses all requisite power and authority necessary to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement will be a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4    Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Purchased Shares and (ii) able to bear the economic risk of its investment in the Purchased Shares for an indefinite period of time given that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Purchased Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Purchased Shares and to afford a complete loss of the Subscriber’s investment in the Purchased Shares.

2.1.5    Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6    Regulation D Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” or similar exemptions under federal and state law.

2.1.7    Investment Purposes. The Subscriber is purchasing the Purchased Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8    Restrictions on Transfer; Shell Company. The Subscriber understands the Purchased Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Purchased Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and the Subscriber understands that the certificates or book-entries representing or recording, respectively, the Purchased Shares may contain a legend or “stop order” in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Purchased Shares, such Purchased Shares may be offered, resold, pledged or otherwise transferred only pursuant to registration under the Securities Act or an available exemption therefrom. The Subscriber agrees that if any transfer of the Purchased Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Purchased Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 under the Securities Act may not be available to the Subscriber for the resale of the Purchased Shares until at least one year following consummation of the initial business combination of the Company (which may not occur), despite technical compliance with the certain requirements of Rule 144 under the Securities Act and the release or waiver of any contractual transfer restrictions.

2.1.9    No Governmental Consents. No governmental, administrative or other third party consents or approvals are required to be obtained, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.1.10    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Subscriber, threatened against or affecting the Subscriber or any of the Subscriber’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as would not have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated by this Agreement.

2.2

Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Purchased Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1    Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

2.2.2    Authority; No Conflicts. All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Purchased Shares to be sold by the Company pursuant to this Agreement. Upon execution and delivery by the Company, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule, regulation, agreement, order, judgment or decree to which the Company is subject.

2.2.3    Title to Purchased Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, and registration in the register of members of the Company, the Purchased Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscriber will have or receive good title to the Purchased Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under other agreements to which the Purchased Shares may be subject which have been notified to the Subscriber in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4    No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

2.2.5    Authorization. The Class A Ordinary Shares issuable upon conversion of the Purchased Shares have been duly authorized and reserved for issuance upon such conversion.

2.2.6    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as would not have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Agreement.

2.2.7    Non-Public Information. The Company represents and warrants that none of the information conveyed to the Subscriber in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement (as defined below).

2.2.8    Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.2.9    Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.    Forfeiture of Purchased Shares.

3.1

No Purchase of Private Placement Warrants. In the event the Subscriber does not purchase from the Company on the date of closing of the IPO [            ] Private Placement Warrants (as defined below) pursuant to that certain private placement warrants purchase agreement to be entered into by and between the Company and the Subscriber (the “Warrant Purchase Agreement”), the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of its Purchased Shares) shall automatically forfeit at the time of closing of the IPO any and all rights to the Purchased Shares.

3.2

Partial or No Exercise of the Over-allotment Option. Subject to Section 3.3 below, in the event the Over-allotment Option granted to the underwriter of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of its Purchased Shares) shall automatically forfeit at the time such Over-allotment Option expires (or earlier if the underwriter of the IPO waives its ability to exercise such Over-allotment Option) any and all rights to such number of Purchased Shares (up to an aggregate of [            ] Purchased Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and any such transferees) will own an aggregate number of Class B Ordinary Shares (not including Ordinary Shares issuable upon exercise of any warrants or any securities purchased by the Subscriber in the IPO or in the aftermarket) equal to [            ]% of the issued and outstanding Ordinary Shares immediately following the IPO.

3.3

No Purchase of Private Placement Warrants Following Over-allotment Option Exercise. In the event the Over-allotment Option granted to the underwriter of the IPO is exercised in part or in full and the Subscriber does not purchase the corresponding number of Private Placement Warrants in accordance with the terms of the Warrant Purchase Agreement, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of its Purchased Shares) shall automatically forfeit at the time such Over-allotment Option expires any and all rights to [            ] Purchased Shares.

3.4

Purchase Price Refund. In the event of a forfeiture of Purchased Shares pursuant to Section 3.1, Section 3.2 or Section 3.3, Subscriber shall receive an amount equal to the pro rata purchase price of such forfeited Purchased Shares.

3.5

Termination of Rights as Shareholder. If any of the Purchased Shares are forfeited in accordance with this Section 3 or Section 6 hereof, then after such time the Subscriber (or successor in interest) shall no longer have any rights as a holder of such forfeited Purchased Shares, and the Company shall take such action as is appropriate to cancel such forfeited Purchased Shares.

3.6

Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then the Subscriber (or its agent) shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising the Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Purchased Shares held by the Subscriber. The New Certificate, if any, shall be returned to the Subscriber (or its agent) as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4.    Agreements and Acknowledgments of the Subscriber.

4.1

Waiver of Liquidation Distributions; Redemption Rights. In connection with the Purchased Shares purchased pursuant to this Agreement, but only with regard to the Purchased Shares purchased pursuant to this Agreement, the Subscriber hereby waives (i) any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination and (ii) with respect to any Class B Ordinary Shares held by it, but only with regard to any Class B Ordinary Shares held by it, any redemption rights it may have in connection with the consummation of an initial business combination, including any such rights available in the context of a shareholder vote to approve such initial business combination or a shareholder vote to approve certain amendments to the Articles. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Class A Ordinary Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Purchased Shares held by it for funds held in the Trust Account upon the successful completion of an initial business combination by the Company.

4.2

Trust Account Waiver. The Subscriber hereby (i) acknowledges that it is aware that the Company will establish the Trust Account (as defined below) for the benefit of its public stockholders upon the closing of the IPO, (ii) agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Class A Ordinary Shares held by it, and (iii) agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Class A Ordinary Shares held by it. In the event the Subscriber has any Claim against the Company under this Agreement, the Subscriber shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Class A Ordinary Shares held by it.

5.    Restrictions on Transfer.

5.1

Securities Law Restrictions. In addition to the restrictions set forth in Section 5.2 hereto, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Purchased Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Purchased Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2

Transfer Restrictions. The Subscriber agrees not to transfer, assign or sell any of the Purchased Shares until the earliest of (a) one year after the completion of an initial business combination, (b) subsequent to an initial business combination, (x) if the closing price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their ordinary shares for cash, securities or other property and (c) such earlier date as the other holders of Class B Ordinary Shares are no longer subject to the transfer restrictions contained herein; provided that such release from the transfer restrictions shall apply pro rata to the Class B Ordinary Shares held by the other holders of Class B Ordinary Shares and the Class B Ordinary Shares held by the Subscriber based on the relative number of Class B Ordinary Shares to be held by each on the date hereof. Notwithstanding the first sentence hereinabove, transfers, sales and assignments of the Purchased Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the sponsors of the Company or their respective affiliates, any affiliates of the sponsors of the Company, any employees or directors of such affiliates, any funds or accounts advised by the sponsors of the Company or their respective affiliates, or to any sponsor of the Company; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the Purchased Shares were originally purchased; (vi) by virtue of the laws of the Caymans Islands, the laws of Israel or a sponsor’s organizational documents upon liquidation or dissolution of a sponsor; (vii) as distributions to members or limited partners of our sponsors; (viii) to affiliates of the Subscriber, or any investment fund or other entity controlled or managed by the Subscriber or its affiliates, or to any investment manager or investment advisor of the Subscriber or an affiliate of any such investment manager or investment advisor; (ix) to the Company for no value for cancellation in connection with the consummation of an initial business combination; (x) in the event of the Company’s liquidation prior to the completion of an initial business combination; or (xi) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s public shareholders have the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to completion of an initial business combination; (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (ix), these Permitted Transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, including these transfer restrictions. As used in this Section 5.2, “affiliate” means an affiliate within the meaning of Rule 405 under the Securities Exchange Act of 1934, as amended.

5.3

Restrictive Legends. All certificates representing the Purchased Shares shall have endorsed thereon legends substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

5.4

Expiration of Transfer Restrictions. Following the expiration of the transfer restrictions set forth in Section 5.2 above, if the Purchased Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Subscriber’s written request, the Company will use commercially reasonable efforts to cause the Company’s transfer agent to remove the legend referred to in Section 5.3 above, subject to compliance by the Subscriber with the reasonable and customary procedures for such removal required by the Company or its transfer agent. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Purchased Shares without any such legend.

5.5

Additional Ordinary Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of a special dividend payable in a form other than Ordinary Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Purchased Shares subject to this Section 5 or into which such Purchased Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Ordinary Shares subject to this Section 5 and Section 3.

5.6

Registration Rights. The Subscriber acknowledges that the Purchased Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration and shareholder rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”) granting the Subscriber customary registration rights with respect to the Purchased Shares (and underlying shares of Class A Ordinary Shares of the Company) as described in the Registration Statement (as defined below).

6.    Other Agreements.

6.1

Changes in Connection with Business Combination. The Subscriber agrees that if, in connection with an initial business combination of the Company, the sponsors of the Company decide (i) to forfeit, transfer to a third person, exchange, subject to transfer, vesting or conditional forfeiture provisions, or amend the terms of all or any portion of their Class B Ordinary Shares (or such sponsors’ membership or partnership interests representing an interest in any of the foregoing) or (ii) to enter into any other arrangements with respect to the Class B Ordinary Shares (or such sponsors’ membership or partnership interests representing an interest in any of the foregoing) to facilitate the consummation of such initial business combination (each, a “Change in Investment”), such Change in Investment shall apply pro rata to the Class B Ordinary Shares held by the sponsors and the Class B Ordinary Shares held by the Subscriber based on the relative number of Class B Ordinary Shares to be held by each on the date hereof (after giving effect to any other subscriptions for Class B Ordinary Shares on the date hereof); provided, however, that, subject to the immediately following sentence, the Change in Investment for the Subscriber shall be capped at, and only applicable to, 20% of the Total Purchased Shares (the number of Total Purchased Shares less the number of Purchased Shares subject to a Change in Investment (other than Uncapped Changes (as defined below)), the “Modified Purchased Shares”). The following Changes in Investment (the “Uncapped Changes”) shall not be subject to the cap described in the immediately preceding sentence: any Change in Investment consisting of an agreement (a) to subject all or any portion of the Class B Ordinary Shares to a vesting schedule; provided, however, that (x) such vesting schedule shall be limited to a maximum period of three years from the date of consummation of the applicable initial business combination and (y) in no event will the Subscriber be required to forfeit any Class B Ordinary Shares subject to such vesting schedule by virtue of the expiration of the vesting period or the failure to satisfy any applicable vesting conditions, or (b) to enter into any arrangement with respect to the Class B Ordinary Shares in order to facilitate the re-domiciliation of the Company in connection with the consummation of an initial business combination. The Subscriber agrees to take all steps and execute all such agreements as may be necessary or reasonably requested by the sponsors of the Company or the Company to effectuate such Change in Investment on the same terms as applicable to the sponsors, other than with regard to the Modified Purchased Shares. For the avoidance of doubt, no Change in Investment shall apply to the private placement warrants to be purchased by the Subscriber from the Company in a private placement occurring simultaneously with the closing of the IPO (the “Private Placement Warrants”). If the sponsors or any permitted transferee thereof enters into any agreement that gives such person the right, on an absolute or contingent basis, to earn back or restore the value or original terms of any Purchased Shares that were the subject of any such Change in Investment, then the Subscriber shall be provided the same rights on a pro rata basis.

6.2

Partial Forfeiture if Subscriber Exercises Redemption Rights or Sells Shares. The Subscriber acknowledges and agrees that if (a) the Subscriber does not beneficially own or hold, directly or indirectly, at least [__]% of the number of Class A Ordinary Shares of the Company outstanding (the “Required Number”) (i) at the time of any shareholder vote with respect to an initial business combination of the Company or (ii) on the business day immediately prior to the consummation of the initial business combination of the Company, or (b) the Subscriber redeems all or a portion of the Class A Ordinary Shares held by it in connection with an initial business combination of the Company such that, as of the time of consummation of such initial business combination, the Subscriber does not beneficially own or hold, directly or indirectly, the Required Number as of immediately prior to giving effect to such redemption (with the difference between (x) the Required Number and (y) the total number of outstanding Class A Ordinary Shares still owned by the Subscriber on such dates being referred to herein as the “Subscriber’s Number”), then the Modified Purchased Shares shall be reduced by, and the Subscriber shall forfeit a corresponding number of Modified Purchased Shares equal to, a fraction that is equal to one-half of (x) the Subscriber’s Number, divided by (y) the Required Number. For the avoidance of doubt, the number of Modified Purchased Shares owned by the Subscriber subject to forfeiture pursuant to this Section 6.2 shall be capped at 50% of the Modified Purchased Shares owned by the Subscriber. The Subscriber shall not be required to forfeit, transfer, exchange or amend the terms of any Private Placement Warrants as a result of a decrease in the number of Modified Purchased Shares to be issued pursuant to this Section 6.2.

6.3

Use of Subscriber’s Name. The Company shall not, without the written consent of the Subscriber, use in advertising, publicity or otherwise, in each case in writing, the name of Subscriber or any of its affiliates, or any director, officer or employee of the Subscriber, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Subscriber or its affiliates or any information relating to the business or operations of the Subscriber or its affiliates (including, for the avoidance of doubt, any investment vehicles, funds or accounts managed thereby). Notwithstanding the foregoing, the Company may use or disclose the Subscriber’s name and information concerning the Subscriber and publicly file any agreement to which Subscriber is a party (a) to the extent the Company determines, based on the written advice of counsel, to be necessary to comply with any law, regulation or regulatory request, including in the Registration Statement on Form S-1 in connection with the Company’s IPO (the “Registration Statement”) or (b) to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require the Subscriber’s information in connection with the provision of services to the Company, are advised of the confidential nature of such information and are obligated to keep such information confidential. The Company agrees to provide to the Subscriber for the Subscriber’s review any disclosure in any registration statement, proxy statement or other document in advance of the submission, filing or disclosure of such document in connection with the transactions contemplated by this Agreement with respect to the Subscriber or any of its affiliates, and will not make any such submission, filing or disclosure without including any revisions reasonably requested in writing by the Subscriber or to the extent the Subscriber has a good faith objection to such submission, filing or disclosure.

7.    Miscellaneous.

7.1	Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.2

Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

7.3

Entire Agreement. This Agreement, together with the Registration Rights Agreement substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the Purchased Shares and supersedes all prior oral or written agreements and understandings relating to the Purchased Shares (but no other agreements between the Subscriber and the Company). No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.4	Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.5

Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be, or shall constitute, a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.6	Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

7.7

Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

7.8

Governing Law; Waiver of Jury Trial. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

7.9

Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

7.10

No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11

Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.12

No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.13

Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.14

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.15

Expenses. Each of the Company and the Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants, except that the Company will be responsible for the Subscriber’s documented out-of-pocket legal expenses in an amount not to exceed $50,000.

7.16

Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.17

Mutual Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.    Third Party Beneficiaries. The Subscriber acknowledges and expressly agrees that ISAP Acquisition LP, AOP SPAC, Limited Partnership, Sphera SPAC, Limited Partnership, and Pitango Acquisition Corporation Limited Partnership are each a third party beneficiary to Section 6 of this Agreement and shall each be entitled to enforce the provisions of Section 6 of this Agreement as if it were a party hereto.

9.    Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

ISRAEL AMPLIFY PROGRAM CORP.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Accepted and agreed to as of the date first above written.

By:

Name:
Title:

[Signature Page to Subscription Agreement]